UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2014 orted): August 4, 2014

NEXT FUEL, INC.
(EXACT NAME OF COMPANY AS SPECIFIED IN CHARTER)

Nevada	333-148493	32-2305768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

821 Frank Street Sheridan WY	82801
(Address of Principal Executive Offices)	(Zip Code)

(307) 674-2145
(Company’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Pursuant to subscription agreements dated August 4, 2014 (the “Subscription Agreement”), the Company sold One Million Eight Hundred Thousand (1,800,000) shares of the Company’s Common Stock (the “Shares”) for $0.556 per share for an aggregate amount of One Million Dollars ($1,000,000) to two individuals ( the “Investors”) who are residents of the People's Republic of China. The Company received the $1,000,000 from the Investors on September 19, 2014.

The Company intends to use the proceeds of the sale to complete the purchase of certain water treatment technology and for general working capital purposes.

The sale and the issuance of the Shares were offered and sold in reliance upon an exemption from registration pursuant to Regulation S (Rules 901 to 905, inclusive) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  We made this determination based on the representations of each Investor which included, in pertinent part, that each such Investor was not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S.

The Investors executed and delivered to the Company Lock-up and Installment Re-Sale Restriction Agreements dated as of August 4, 2014 (the “Lock-up Agreement”). Pursuant to the Lock-up Agreement, the Investors agreed to restrictions on selling, short sales, pledges, loans, assignments or otherwise transferring any shares purchased. These transactions are called “Restricted Transactions.” Certain private sales are exempt from these re-sale restrictions, provided the buyer agrees to restrict re-sales to the same extent as the Investor has agreed in the Lock-up Agreement.

Two time periods with different levels of restrictions are covered by the Lock-up Agreement.

During the first time period (the “Lock-up Period”), no Restricted Transactions are permitted. The Lock-up Period started immediately and ends on the first anniversary of the last day of the calendar month during which the later of two events occurs: (i) the date a registration statement pursuant to Section 5 of the Securities Act covering the resale of shares of Common Stock of the Company becomes effective by order of the SEC, which registration statement includes shares of Common Stock sold in the private placement, or (ii) if no such registration statement is filed or becomes effective, the first anniversary of the sale of the shares of Common Stock sold in the private placement (for clarification, by way of example, if the registration statement becomes effective on October 15, 2014, then the Lock-up Period would end on October 31, 2015).

The “Installment Re-Sale Restriction Period” shall mean the period that begins upon termination of the Lock-up Period and that ends on the first anniversary of the beginning of the Installment Re-Sale Restriction Period (for clarification, based on the example in the above paragraph, the Installment Re-Sale Restriction Period would begin on November 1, 2015, and would end on October 31, 2016).

During the Installment Re-Sale Restriction Period, each Investor is permitted to sell during any calendar month a number of shares equal to the lower of eight and one half percent (8.5%) of the shares purchased, or its pro rata share of the average weekly reported volume of trading of the Company's shares on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks that ended immediately prior to the beginning of the calendar month during which the sale occurs. Each Investor's pro rata share is determined by dividing (i) the number of shares owned by the Investor, by (ii) the number of shares whose resale is restricted by agreements with the Investor and other investors in the private placement.

After the Installment Re-Sale Restriction Period ends, the Investors are free to sell or otherwise transfer shares without restriction, except any restrictions imposed by securities laws, rules and regulations.

The Company also entered into a Registration Rights Agreement dated August 4, 2014 with the Investors (the “Registration Rights Agreement” and, together with the Subscription Agreement and Lock-up Agreement, the “Agreements”). The Registration Rights Agreement requires the Company to use reasonable commercial efforts to file with the SEC within one hundred twenty (120) days after investors purchase the last of the shares of Common Stock sold in the private placement (the “Target Filing Date”), a Registration Statement on Form S-1 or such registration statement as the Company then qualifies to use, as determined by the Company in its sole discretion, to effect a registration of the Registrable Securities (as defined in the Registration Rights Agreement) covering the resale of the Registrable Securities.

The Registration Rights Agreement includes liquidated damages if the Company fails to achieve the Target Filing Date because the Company fails to use commercially reasonable efforts. The Registration Rights Agreement contains other provisions common to agreements of this nature.

The foregoing description of the terms of the Agreements is qualified in its entirety by reference to the provisions of the Agreements, filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

The Agreements have been included to provide investors and security holders with information regarding their terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Agreements were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the parties to the Agreements, and may be subject to limitations agreed upon by the contracting parties, including qualification by confidential disclosures exchanged between the parties in connection with the execution of the Agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts, and may be subject to contractual standards of “materiality” and “material adverse effect” applicable to the contracting parties that differ from those applicable to investors or under applicable securities laws. Investors are not third party beneficiaries under the Agreements and should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2014, Dr. Song Jin submitted to the Company a resignation letter pursuant to which he resigned, effective as of August 23, 2014 from his position as Director.  Dr. Song Jin did not resign as the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies), or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Subscription Agreement, Installment Re-Sale Restriction Agreement, and Registration Rights Agreement, dated as of August 4, 2014, by and between the Company and the Investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT FUEL, INC.

DATED: October 14, 2014	By:	/s/ Robert H. Craig
Robert H. Craig
Chief Executive Officer